Exhibit 10.8

TRANSMISSION VERIFICATION REPORT

TIME	:	07/11/2006 06:32
NAME	:	CONSTELLATION POWER
FAX	:	4104683839
TEL	:	4104683839
SER. #	:	BROH3J607675

DATE, TIME	07/11 06:31
FAX NO./NAME	0011442070854876
DURATION	00:01:31
PAGE(S)	05
RESULT	OK
MODE	STANDARD
ECM

Deal Reference Number COMM1090.1	28 June 2006

Constellation Energy Resources LLC

United States

Attention: Kimberly Fisher

Fax: 001 410 468 3540

Commodity Swap - Cash Settled

Dear Sirs

The purpose of this letter agreement (this “Confirmation”) is to confirm the terms and conditions of the Transaction entered into between Constellation Energy Resources LLC (the “Counterparty”) and The Royal Bank of Scotland plc (“RBS”) on the Trade Date specified below (the “Transaction”).

The definitions and provisions contained in the 2005 ISDA Commodity Definitions (as published by the International Swaps and Derivatives Association, Inc.), (the “Definitions”) are incorporated into this Confirmation. In the event of any inconsistency between the Definitions and this Confirmation, this Confirmation will govern.

This Confirmation constitutes a “Confirmation” as referred to in, and supplements, forms a part of, and is subject to, the applicable ISDA Master Agreement which for these purposes means either: (i) where we have entered into an ISDA Master Agreement, that ISDA Master Agreement, or (ii) where we have not entered into any ISDA Master Agreement, an agreement in the form of the ISDA Master Agreement as if we had executed an agreement in such form (but without any Schedule except for the election of English law as the governing law and Sterling as the Termination Currency) on the Trade Date of the first such

Deal Reference Number COMM1090.1	28 June 2006

Constellation Energy Resources LLC

United States

Attention: Kimberly Fisher

Fax: 001 410 468 3540

Commodity Swap - Cash Settled

Dear Sirs

The purpose of this letter agreement (this “Confirmation”) is to confirm the terms and conditions of the Transaction entered into between Constellation Energy Resources LLC (the “Counterparty”) and The Royal Bank of Scotland plc (“RBS”) on the Trade Date specified below (the “Transaction”).

The definitions and provisions contained in the 2005 ISDA Commodity Definitions (as published by the International Swaps and Derivatives Association, Inc.), (the “Definitions”) are incorporated into this Confirmation. In the event of any inconsistency between the Definitions and this Confirmation, this Confirmation will govern.

This Confirmation constitutes a “Confirmation” as referred to in, and supplements, forms a part of, and is subject to, the applicable ISDA Master Agreement which for these purposes means either: (i) where we have entered into an ISDA Master Agreement, that ISDA Master Agreement, or (ii) where we have not entered into any ISDA Master Agreement, an agreement in the form of the ISDA Master Agreement as if we had executed an agreement in such form (but without any Schedule except for the election of English law as the governing law and Sterling as the Termination Currency) on the Trade Date of the first such Transaction between us. In the event of any inconsistency between the provisions of the applicable ISDA Master Agreement and this Confirmation, this Confirmation will prevail for the purpose of this Transaction.

The terms of the particular Transaction to which this Confirmation relates, are as follows:

1. General Terms

Notional Quantity per Calculation Period:	As specified in the Annex

Commodity:	Natural gas

Trade Date:	20 June 2006

This communication is confidential and may also be privileged. If you are not the intended recipient, please notify us immediately and do not copy it or disclose its contents to any other person.

The Royal Bank of Scotland plc Registered in Scotland No 90312 Registered Office: 38 SI Andrew Square Edinburgh EH2 2YB

A member of the London Stock Exchange and authorised and regulated by the Financial Services Authority

Calculation Period(s):	As specified in the Annex. If the Calculation Period consists of only one Commodity Business Day, the Calculation Period will be subject to adjustment in accordance with the Following Business Day Convention.

Payment Date(s):	The fifth Business Day following each Calculation Period

Fixed Amount Details

Fixed Price Payer:	RBS

Fixed Price:	As specified in the Annex

Floating Amount Details

Floating Price Payer:	The Counterparty

Commodity Reference Price:	NATURAL GAS-HENRY HUB-NYMEX

Specified Price:	The official settlement price

Delivery Date:	First Nearby Month

Pricing Date(s):	The Commodity Business Day in the Calculation Period

Market Disruption Events and Disruption Fallbacks

Notwithstanding anything to the contrary in the Agreement, the Market Disruption Events set forth in Sections 7.4(c)(i) – 7.4(c)(v) of the Definitions, and the provisions relating to Disruption Fallbacks set forth in Section 7.5(d)(i) of the Definitions, shall apply to this Transaction.

Business Days:	New York

2. Calculation Agent:	RBS

3. Governing law:	The governing law of the Agreement

4. Offices:

The Office of RBS for the Transaction is:	London

The Office of the Counterparty for the Transaction is:	Baltimore

5. Account Details

Account(s) for payments to the Counterparty:	Please advise

Account(s) for payments to RBS:	As per our Standard Settlement Instructions

6. Representations

Each party represents to the other party on the trade date of this Transaction that (in the absence of a written agreement between the parties that expressly imposes affirmative obligations to the contrary for this Transaction):-

(a) Non-Reliance. It is acting for its own account, and it has made its own independent decisions to enter into this Transaction and as to whether this Transaction is appropriate or proper for it based upon its own judgement and upon advice from such advisers as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into this Transaction; it being understood that information and explanations related to the terms and conditions of this Transaction shall not be considered investment advice or a recommendation to enter into this Transaction, no communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of this Transaction.

(b) Assessment and Understanding. It is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of this Transaction. It is also capable of assuming, and assumes, the risks of this Transaction.

(c) Status of Parties. The other party is not acting as a fiduciary for or an adviser to it in respect of this Transaction.

7. Other

This Transaction has been entered into between yourselves and The Royal Bank of Scotland plc, a member of the London Stock Exchange and authorised and regulated by the Financial Services Authority.

This Confirmation is in final form and replaces and supersedes all previous Confirmations and communications in respect of this Transaction. No hard copy will follow.

In the event that you disagree with any part of this Confirmation, please notify us promptly via the contact details below so that the discrepancy may be resolved. Please note that our telephone conversations with you may be recorded.

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing a copy of this Confirmation and returning it to us by facsimile to:

Attention:	OTC Derivative Confirmations

Telephone:	+ 44(0)20 7085 6069 / + 44(0)20 7085 3775

Fax:	+ 44(0)20 7085 4876 / + 44(0)20 7085 5811

Yours sincerely, For and on behalf of The Royal Bank of Scotland plc

By:	/s/ Jonathan Pryor
	Name:	Jonathan Pryor
	Title:	Authorised Signatory

Confirmed as of the date first written Constellation Energy Resources LLC

By:	Constellation Energy Commodities Group, Inc.

/s/ Stuart Rubenstein
	Name:	Stuart Rubenstein
Title:

Annex

Calculation Period	Notional Quantity per Calculation Period (MMBTU)	Fixed Price (expressed as USD per MMBTU)
26 September 2006	310,000.00	8.830
26 October 2006	310,000.00	8.830
27 November 2006	310,000.00	8.830
26 December 2006	308,333.00	9.345
26 January 2007	308,333.00	9.345
23 February 2007	308,333.00	9.345
27 March 2007	308,333.00	9.345
25 April 2007	308,333.00	9.345
25 May 2007	308,333.00	9.345
26 June 2007	308,333.00	9.345
26 July 2007	308,333.00	9.345
28 August 2007	308,333.00	9.345
25 September 2007	308,333.00	9.345
26 October 2007	308,333.00	9.345
27 November 2007	308,333.00	9.345
26 December 2007	291,667.00	8.910
28 January 2008	291,667.00	8.910
26 February 2008	291,667.00	8.910
26 March 2008	291,667.00	8.910
25 April 2008	291,667.00	8.910
27 May 2008	291,667.00	8.910
25 June 2008	291,667.00	8.910
28 July 2008	291,667.00	8.910
26 August 2008	291,667.00	8.910
25 September 2008	291,667.00	8.910
28 October 2008	291,667.00	8.910
21 November 2008	291,667.00	8.910
24 December 2008	275,000.00	8.400
27 January 2009	275,000.00	8.400
24 February 2009	275,000.00	8.400
26 March 2009	275,000.00	8.400
27 April 2009	275,000.00	8.400
26 May 2009	275,000.00	8.400
25 June 2009	275,000.00	8.400
28 July 2009	275,000.00	8.400
26 August 2009	275,000.00	8.400
25 September 2009	275,000.00	8.400
27 October 2009	275,000.00	8.400
23 November 2009	275,000.00	8.400

Each date in the column headed Payment Dates shall be subject to adjustment in accordance with the Modified Following Business Day Convention.

5